UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2013 (December 19, 2013)

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On December 19, 2013, SL Green Realty Corp. (the “Company”) issued a press release announcing that it and its partner, Ivanhoé Cambridge, had entered into an agreement with an affiliate of Citigroup Inc. (“Citi”) that extends Citi’s triple-net leases covering 2,634,670 square feet at 388-390 Greenwich Street, New York, New York, through December 31, 2035. The agreement also gives Citi an option to acquire the properties during the period from December 1, 2017 through December 31, 2020. If the purchase option is exercised, the purchase price would be approximately $2 billion, subject to credit for unused capital contributions and tenant concessions, if any.

The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K and incorporating it by reference into this Item 7.01.

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1	Press Release, dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

Date: December 19, 2013	By:	/s/ James Mead
James Mead
Chief Financial Officer